Exhibit 10.1

LOAN CONVERSION AGREEMENT

WHEREAS, from on or about April 23, 2010 through September 25, 2012, Discovery Gold Corporation, a Nevada corporation (the “Company”), borrowed an aggregate of $210,484.25 (the “Loans”) from Steven Ross, an individual residing at 2275 NW 150th St. Unit D Opa Locka, Florida, 33054 (“Steven Ross”);

WHEREAS, the Loans are due and payable on demand, together with accrued interest thereon in the amount of $17,376.15, for a total balance due of  $227,860.40 (the “Debt”);

WHEREAS, the Company and Steven Ross wish to have the Debt satisfied through the issuance of restricted shares of common stock of the Company;

NOW, THEREFORE, in consideration of the foregoing promises, the Company and Steven Ross hereby agree as follows:

1.           Effective as of September 26, 2012, the Debt shall be repaid in its entirety to Steven Ross through conversion into an aggregate of 1,515,266 shares of the Company’s common stock (the “Shares”) at the conversion prices as set forth in Schedule A attached hereto. The parties understand that the conversion of the Debt and the issuance of the Shares are subject to the approval of Board of Directors. Steven Ross understands that the certificates or other instruments representing the Shares, until such time as the resale of the have been registered under the Securities Act of 1933 Act or such legend is not otherwise required pursuant to applicable law, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

2.           The parties agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

3.           The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

4.           This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

5.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

6.           If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

7.           This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Loan Conversion Agreement as of September 26, 2012.

DISCOVERY GOLD CORPORATION

By: /s/ David Cutler
David Cutler
Chief Financial Officer

/s/ Steven Ross
Steven Ross

Schedule A
			Conversion	Shares to be Issued on
			Price	Conversion

01/31/2012	Principal Balance at January 31, 2012	66,546.25	$0.10	665,463
01/31/2012	Interest Balance at January 31, 2012	10,228.46	$0.10	102,285
04/20/2012	Loan	7,438.00	$0.13	57,215
04/23/2012	Loan	3,000.00	$0.14	21,978
04/30/2012	Accrue interest to Steven Ross through 4/30/12	1,830.02	$0.14	12,797
05/18/2012	Loan	20,000.00	$0.11	180,995
06/26/2012	Loan	14,500.00	$0.14	101,399
07/25/2012	Loan	14,000.00	$0.14	97,902
07/31/2012	Accrue interest to Steven Ross for quarter ended 7/31/12	2,484.37	$0.18	13,650
08/22/2012	Loan	35,000.00	$0.33	105,581
09/07/2012	Loan	50,000.00	$0.34	147,929
09/25/2012	Accrue interest to Steven Ross for period ended 9/25/12	2,833.30	$0.35	8,072.08
Balance due to Steven Ross at 9/25/12		227,860.40		1,515,266